Exhibit 10.4

MASTER AGREEMENT

This MASTER AGREEMENT (this “Agreement”) is effective as of the 18th day of June, 2025 (the “Effective Date”), between and among Arthur Scott Dockter, an individual (“Mr. Dockter”), Teresa Dockter, an individual (“Ms. Dockter”), US Mine Corp., a Nevada corporation (“US Mine Corp”), US Copper LLC, a Nevada limited liability company (“US Copper LLC”), and US Mine LLC, a California limited liability company (“US Mine LLC” and, together with US Mine Corp and US Copper, LLC, the “US Mine Entities”). Mr. Dockter, Ms. Dockter, US Mine Corp, US Copper LLC, and US Mine LLC are collectively referred to herein as the “Parties” and individually as a “Party.”

W I T N E S S E T H

WHEREAS, US Mine Corp is the record and beneficial holder of 122,945,823 shares of the common stock, par value $0.001 per share (the “Purebase Common Stock”) of Purebase Corporation, a Nevada corporation (“Purebase”);

WHEREAS, Mr. Dockter desires to purchase from US Mine Corp, and US Mine Corp desires to sell to Mr. Dockter, the Purebase Common Stock, on the terms set forth herein (the “Purebase Common Stock Purchase”);

WHEREAS, Mr. Dockter is the record and beneficial holder of (i) 250,000 shares of US Mine Corp’s common stock, par value $0.001 per share (the “US Mine Common Stock”), (ii) 33 1/3% of the membership interest in US Mine, LLC (the “US Mine Membership Interest”), and (iii) 33 1/3% of the membership interest in US Copper, LLC (the “US Copper Membership Interest” and, together with the US Mine Common Stock and the US Mine Membership Interest, the “Repurchased Equity”);

WHEREAS, the US Mine Entities each desire to repurchase from Mr. Dockter, and Mr. Dockter desires to sell to the US Mine Entities, the Repurchased Equity, as applicable, on the terms set forth herein (the “Equity Repurchase”);

WHEREAS, concurrent with the Equity Repurchase, Mr. Dockter and Ms. Dockter each desire to resign as an employee, officer, director, manager, member, and any other position currently held with respect to the US Mine Entities, and the US Mine Entities desire to accept such resignations;

WHEREAS, concurrent with the execution of this Agreement, US Mine Corp, US Mine LLC, and Purebase have entered into a Master Agreement (the “Purebase Master Agreement”), pursuant to which, among other things, Purebase and US Mine LLC will cancel certain rights granted pursuant to that certain Materials Extraction Agreement, dated May 27, 2021, as first amended on October 6, 2021, and as further amended November 1, 2023;

WHEREAS, each of the Parties to this Agreement has determined for and on behalf of itself that it is in the best interest of such Party to enter into this Agreement and the other documents contemplated by this Agreement, including, without limitation, the Purebase Common Stock Purchase Agreement, the US Mine Common Stock Repurchase Agreement, the US Mine LLC Membership Interest Repurchase Agreement, US Copper LLC Membership Interest Repurchase Agreement, and the Resignation Letters, each as defined below (together, the “Transaction Documents”), and consummate the transactions contemplated hereby.

NOW, THEREFORE, BE IT RESOLVED, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement hereby agree as follows:

Article I. PUREBASE COMMON STOCK PURCHASE

Section 1.1. Concurrently with the execution and delivery of this Agreement, Mr. Dockter and US Mine Corp will enter into a common stock purchase agreement in the form attached as Exhibit A hereto (the “Purebase Common Stock Purchase Agreement”), pursuant to which Mr. Dockter will purchase the Purebase Common Stock for an aggregate purchase price of $14,555,665.84, plus interest, compounded monthly, at an annual rate equal to ten percent (10%), accruing from the Effective Date (the “Purebase Common Stock Purchase Price”). Pursuant to the terms of the Purebase Common Stock Purchase Agreement, US Mine Corp’s obligation to transfer the Purebase Common Stock will be conditioned upon the payment in full, in cash, of the entire Purebase Common Stock Purchase Price by Mr. Dockter to US Mine Corp within one (1) year of the date hereof.

Article II. equity repurchase and resignations.

Section 2.1. Concurrently with the execution and delivery of this Agreement, Mr. Dockter and US Mine Corp will enter into a common stock repurchase agreement in the form attached as Exhibit B hereto (the “US Mine Common Stock Repurchase Agreement”), pursuant to which US Mine Corp will repurchase the US Mine Common Stock at par value for an aggregate purchase price of $250.00.

Section 2.2. Concurrently with the execution and delivery of this Agreement, Mr. Dockter and US Mine LLC will enter into a membership interest repurchase agreement in the form attached as Exhibit C hereto (the “US Mine LLC Membership Interest Repurchase Agreement”), pursuant to which US Mine LLC will repurchase the US Mine Membership Interest for an aggregate purchase price of $1.00.

2

Section 2.3. Concurrently with the execution and delivery of this Agreement, Mr. Dockter and US Copper LLC will enter into a membership interest repurchase agreement in the form attached as Exhibit D hereto (the “US Copper LLC Membership Interest Repurchase Agreement”), pursuant to which US Copper LLC will repurchase the US Copper Membership Interest for an aggregate purchase price of $1.00.

Section 2.4. Concurrently with the execution and delivery of this Agreement, Mr. Dockter and Ms. Dockter will each execute and deliver to the US Mine Entities resignation letters in the form attached as Exhibit E hereto (the “Resignation Letters”) whereby Mr. Dockter and Ms. Dockter will voluntarily, unconditionally and irrevocably resign from any and all positions they hold as an employee, officer, director, manager, member, as applicable (or equivalent position) and as a member of any and all committees and subcommittees of the board of directors, as applicable (or equivalent body), that the they hold as of immediately prior to the Effective Date at any of the US Mine Entities and at any of their subsidiaries.

Article III. GENERAL REPRESENTATIONS.

Section 3.1. As of the date hereof, each Party on behalf of itself represents and warrants to the other Parties as follows: (i) the persons executing this Agreement and all Transaction Documents on behalf of such Party have been duly authorized to do so and to bind such Party; (ii) this Agreement and all Transaction Documents have been duly authorized, executed and delivered by such Party, and do not and will not violate the provisions of any agreements to which such Party is a party; (iii) each Party, if an entity, is duly organized and validly existing in the jurisdiction of its formation; and (iv) this Agreement has been duly executed and delivered by such Party and constitutes a valid and binding agreement of such Party, enforceable against such Party in accordance with its terms.

Section 3.2. As of the date hereof, (i) Mr. Dockter and Ms. Dockter represent and warrant that, after giving effect to the transactions contemplated by this Agreement and all Transaction Documents, Mr. Dockter and Ms. Dockter will not have any right, title, or interest of any kind to any of the assets or equity of the US Mine Entities, and (ii) Mr. Dockter represents and warrants that the Purebase Master Agreement has been duly authorized, executed and delivered by Purebase.

Section 3.3. Survival. The representations and warranties set forth in this Article III shall survive indefinitely. Any claims relating to a fraudulent or willful and material misrepresentation under this Agreement shall survive indefinitely.

3

Article IV. Confidentiality; NOTICES.

Section 4.1. The Parties agree that the terms and conditions of this Agreement and the Transaction Documents (collectively “Confidential Information”) are in all respects confidential. The Parties agree to maintain the confidentiality of the Confidential Information, subject only to those exceptions agreed to by the Parties as provided herein or otherwise in writing. The Parties agree that they may reveal the terms of this Agreement and the Transaction Documents to their respective auditors, attorneys, direct and indirect equityholders, affiliates and subsidiaries, and each of their respective auditors, attorneys, regulators, advisors and agents, government taxing authorities or as otherwise required by law or regulatory requirements. In the event that any Party hereto believes that it is subject to a legal requirement to divulge any aspect of this Agreement and the Transaction Documents, such Party shall provide immediate notice to the other Parties, to ensure that any Parties can take appropriate action. In the event that any Party breaches this paragraph, all other provisions of this Agreement and the Transaction Documents shall remain in effect.

Section 4.2. Any notice to be given to a Party under this Agreement shall be given in writing and shall be effective when sent, provided such notice is sent by mail, postage prepaid, concurrently with transmission by e-mail, as follows:

If to the US Mine Entities:

US Mine Corp, P.O. Box 580 Ione, CA 95640

Sean Varner, 3750 University Ave, Sixth Floor, Riverside, CA 92501

Craig Barto, 2633 Cherry Ave, Signal Hill, CA 90755

If to Mr. Dockter:

14110 Ridge Road

Sutter Creek, CA

95685

If to Ms. Dockter:

14110 Ridge Road

Sutter Creek,

CA 95685

4

Article V. RELEASE.

Section 5.1. Release of Claims. Upon the Effective Date, with the sole exception of obligations arising under this Agreement and the Transaction Documents, Mr. Dockter and Ms. Dockter (collectively, the “Releasors”), on behalf of themselves and their respective past, present and future successors, affiliates, agents, and assigns, hereby release the US Mine Entities and their respective agents, representatives, officers, owners, employees, directors, attorneys, successors, affiliates, subsidiaries and assigns from any and all actions, claims, lawsuits, administrative and judicial proceedings, appeals, demands, challenges, rights, fees, trade payables, liabilities, debts, judgments, accounts, monies, reckonings, losses, liens, obligations, promises, agreements, costs, expenses (including legal fees), damages, and/or causes of action, of any kind, whether now known or unknown, foreseen or unforeseen, suspected or unsuspected, matured or unmatured, actual or possible, at law or in equity, throughout the universe from the beginning of time to the Effective Date, including, for the avoidance of doubt, any and all right to indemnification Mr. Dockter would otherwise be entitled to pursuant to the ByLaws of US Mine Corp or any of the governing documents of the US Mine Entities (collectively and severally, “Claims”). Mr. Dockter further agrees to not seek indemnification from any of the US Mine Entities for any claims that arise in the future.

Section 5.2. General Release. The Releasors are aware that facts may be discovered later that are different from and/or in addition to those that the Releasors now know or believe to be true. The Releasors acknowledge that they have been informed of, and are familiar with, California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

To the extent California Civil Code Section 1542 or any similar legal provision may apply to the release in Section 5.1 above, the Releasors do knowingly, after having first obtained the advice of their attorneys, waive all rights under California Civil Code Section 1542 and all similar legal provisions, and intend that all releases and discharges specified in Section 5.1, known and unknown, extend to all Claims the Releasors have, had, or may have, as described in Section 5.1.

5

Article VI. INDEMNIFICATION

Section 6.1. Indemnification. Mr. Dockter, on behalf of himself and his past, current and future affiliates and each of his heirs, executors, estate, representatives and permitted assigns (each an “Indemnifying Party”) shall indemnify, defend (with competent and experienced counsel), and hold harmless the US Mine Entities, Craig Barto, Bradford Barto, John Bremer and each of their respective affiliates, subsidiaries, trusts, directors, managers, officers, shareholders, members, employees, heirs, executors, predecessors, successors, assigns, and representatives (each an “Indemnified Party”), from any and all third party claims, suits, charges, complaints, grievances, arbitrations, inquiries, mediations, audits, investigations, litigation, counterclaims, demands, debts, obligations, accounts, losses, liabilities, liens, judgments, contracts, torts, charges, actions or causes of action, whether known or unknown, mature or unmatured, absolute or contingent, now existing or hereafter arising or discovered, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, or due or to become due, at law, in equity or otherwise, whether arising by statute or common law, in contract, in tort or otherwise (each, a “Third-Party Claim”) asserted against the Indemnified Parties, and any damages, liabilities, fines, penalties, costs and expenses payable to a third party in connection therewith (“Third-Party Damages”), suffered or incurred by the Indemnified Parties in connection therewith to the extent relating to or arising out of any contracts or other business matters arising out of or related to the Indemnifying Parties’ actions or inactions at any time, provided, however, that the Indemnifying Party shall have no obligation to indemnify the Indemnified Parties pursuant to this Section 6.1 for Third-Party Damages associated with Third-Party Claims arising solely from matters properly presented to and explicitly approved by the Board of Directors of US Mine Corp or the Managing Member of US Mine LLC or US Copper LLC prior to the Effective Date.

6

Section 6.2. Indemnity Process. In the event of any Third-Party Claim subject to indemnification hereunder, the Indemnified Party seeking indemnification shall give written notice to the Indemnifying Party; provided, any delay or failure of notice shall not relieve the Indemnifying Party of its obligations hereunder. The Indemnifying Party shall have control over the defense of the Third-Party Claim, at the Indemnifying Party’s expense and using competent and experienced counsel of the Indemnifying Party’s choice, provided that the Indemnifying Party may not settle, compromise, or admit liability to the Third-Party Claim without the prior, written consent of the Indemnified Party, such consent not to be unreasonably withheld. The Indemnified Party shall have the right to participate in the defense, using counsel of the Indemnified Party’s choice, and such participation shall be at the Indemnifying Party’s sole expense. In the event the Indemnified Party reasonably determines there is an actual or likely conflict in the Indemnifying Party’s and the Indemnified Party’s respective interests related to the Third-Party Claim, the Indemnifying Party shall, at its sole cost and expense, cause its selected counsel to employ reasonable and customary measures (such as separate legal teams with a “information screen” separating them), which are reasonably acceptable to the Indemnified Party, to mitigate such conflicts. After any final decision, judgment or award shall have been rendered by a governmental authority of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the Indemnified Party and the Indemnifying Party shall have arrived at a mutually binding agreement with respect to a claim hereunder, then the Indemnifying Party shall promptly pay, or cause to be paid, to the Indemnified Party any sums due and owing pursuant to this Agreement with respect to such matter.

Article VII. Miscellaneous.

Section 7.1. Full Satisfaction. This Agreement, together with the Transaction Documents, constitutes the full and complete agreement between the Parties with respect to the matters herein and nothing herein may be modified, amended, or waived except if in writing and signed by all of the Parties hereto.

Section 7.2. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors, and assigns of the Parties.

Section 7.3. Headings. The headings and captions used in this Agreement are for convenience only and shall not be deemed to affect in any way the language of the provisions to which they refer.

Section 7.4. Additional Documents. The Parties agree to take any further actions and execute any further documents as are reasonably needed to carry out the spirit and intent of this Agreement.

Section 7.5. Severability. If any provision of this Agreement shall be held to be illegal, invalid, or unenforceable, that provision shall be modified and interpreted to permit its enforcement in a manner most closely representing the intentions of the Parties as expressed herein and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.6. Governing Law and Venue. This Agreement shall be construed and governed by the laws of the State of California without reference to any conflict of law rules. All claims arising under or out of this Agreement shall be brought exclusively in the federal or state courts in California.

Section 7.7. Attorneys’ Fees. In the event of any action, suit or proceeding arising from or based upon this Agreement brought by any Party hereto against another Party hereto, the prevailing Party shall be entitled to recover from the other its reasonable documented attorneys’ fees in connection therewith in addition to the costs of that action, suit or proceeding.

Section 7.8. Counterparts. This Agreement may be executed in counterparts which shall collectively be deemed the original. This Agreement shall not be binding or effective until full execution of the Agreement. Facsimile or.pdf format copies of the executed Agreement shall have the same force and effect as an original.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

7

IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the Parties as of the day first above written.

US MINE CORP, a Nevada corporation

By:
Name:	John Bremer
Title:	President

US MINE LLC, a California limited liability company

By:
Name:	John Bremer
Title:	Member

US COPPER LLC, a Nevada limited liability company

By:
Name:	John Bremer
Title:	Member

By:
Name:	Arthur Scott Dockter

By:
Name:	Teresa Dockter

[Signature Page to Master Agreement]

Exhibit A

Purebase Common Stock Purchase Agreement

Exhibit B

US Mine Common Stock Repurchase Agreement

Exhibit C

US Mine LLC Membership Interest Repurchase Agreement

Exhibit D

US Copper LLC Membership Interest Repurchase Agreement

Exhibit E

Form of Resignation Letter